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                                                                   EXHIBIT 10.15

                              EMPLOYMENT AGREEMENT

         This EMPLOYMENT AGREEMENT, dated as of May 31, 2000 (this "Agreement"), is made and entered into by and between Medical Device Manufacturing, Inc. d/b/a Rivo Technologies, a Colorado corporation (the "Company"), Eric Pollock, an individual resident of the State of Colorado ("Executive"), and, only for the limited purpose of effecting the assignment to the Company hereunder, MDMI Holdings, Inc., a Colorado corporation formerly known as Medical Device Manufacturing, Inc ("Parent").

         WHEREAS, Executive is currently employed as the President and Chief Executive Officer of Parent pursuant to that certain Employment Agreement between Parent and Executive dated July 6, 1999 (the "Existing Agreement");

         WHEREAS, pursuant to Section 10(e) of the Existing Agreement, Parent and Executive desire to have Parent's rights and obligations under the Existing Agreement assigned to the Company and Company desires to assume such rights and obligations; and

         WHEREAS, the parties hereto desire to replace the existing agreement to reflect such assignment and to amend certain other terms and conditions of the Existing Agreement.

         NOW, THEREFORE, in consideration of the premises, the mutual agreements set forth herein and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto hereby agree as follows:

         1. Employment. The Company hereby employs Executive, and Executive accepts such employment and agrees to perform services for the Company, for the period and upon the other terms and conditions set forth in this Agreement.

         2. Position and Duties.

         (a) Service with the Company. During the term of Executive's employment, Executive agrees to serve as the Chairman of the Board of the Company and Chairman of the Board of Parent and to perform such reasonable employment duties as the Board of Directors of the Company and Parent shall assign to him from time to time including those set forth on Exhibit A hereto. Executive's services pursuant to this Agreement shall be performed primarily at the Company's offices in Arvada, Colorado, or at such other facilities of the Company as the Company and Executive may agree upon from time to time. Executive also agrees to serve, for any period for which he is elected, as a director of G&D, Inc. d/b/a Star Guide Corporation and certain other subsidiaries of the Company; provided, however, that Executive shall not be entitled to any additional compensation for serving in such capacity or capacities.

         (b) Service with Star Guide. Until he is otherwise replaced, Executive agrees to serve as the President of G&D, Inc. d/b/a Star Guide Corporation, a Colorado corporation, but shall not be involved in the day-to-day operations thereof unless otherwise directed by the Board of Company or Parent.


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         (c) Performance of Duties. Executive agrees to serve the Company and
Parent faithfully and to perform Executive's duties and responsibilities to the best of Executive's abilities in a reasonably diligent, trustworthy, businesslike and efficient manner. Executive further agrees to devote such time as is necessary to the business and affairs of the Company and Parent during the term of this Agreement. Executive hereby confirms that he is under no contractual commitment inconsistent with his obligations set forth in this Agreement, and that, during the term of this Agreement, he will not render or perform services for any other corporation, firm, entity or person that are inconsistent with the provisions of this Agreement. Executive hereby further confirms that he has terminated any existing employment agreement, if any, that he may have had with Star Guide, or any other corporation, firm, entity or person, prior to the date hereof.

         3. Compensation.

         (a) Base Salary. During the term of Executive's employment, Executive's base salary shall be paid at a rate of $300,000 per annum, which base salary shall be paid in regular installments in accordance with the Company's general payroll practices, including those related to withholding for taxes, insurance and similar items. The base salary payable to Executive during each year subsequent to the first year of Executive's employment shall be established by the Company's Board of Directors following an annual performance review, but in no event shall the base salary in the second and third years of the Term be less than the base salary in effect for the prior year.

         (b) Participation in Benefit Plans. During the term of Executive's employment, Executive shall be eligible to participate in all of the Company's benefit plans or programs that have been established for the other executive level employees of the Company including, at Executive's option Star Guide's 401(k) plan or the Company's consolidated 401(k) plan, in all cases to the extent that Executive meets the requirements for each individual plan. Executive's participation in any such plan or program shall be subject to the provisions, rules and regulations applicable thereto. All plans and programs providing benefits to Executive shall remain in full force and effect or, if altered to terminated, shall be altered or replaced with terms substantially similar to those presently in effect, subject to availability at commercially reasonable rates and upon commercially reasonable terms. Executive shall have the absolute right to designate the beneficiaries to receive the proceeds of all benefits in the event of Executive's death. During the Term, the Company at its expense shall provide health insurance for Executive's spouse and dependents comparable to the health insurance coverage the Company provides to Executive.

         (c) Expenses. During the term of Executive's employment, the Company shall reimburse Executive for all reasonable and necessary out-of-pocket expenses incurred by Executive in the performance of his duties under this Agreement in accordance with the Company's customary and normal practices, subject to the presentment of appropriate vouchers in accordance with the Company's normal policies for expense verification.


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         (d) Options. As soon as reasonably practicable after the date hereof, the Company shall grant Employee the option to purchase 23,000 shares of Company stock in accordance with the Company's existing option plan. Thereafter, for so long as Executive remains in the service of the Company, Executive shall be eligible to participate in the "tier 1" allocation of option grants to an extent comparable to the Company's senior executives.

         (e) Vacation. Employee shall be entitled to paid vacation for every twelve (12) months of employment during the Term in an amount the greater of (i) five (5) weeks or (ii) the amount granted to the chief executive officer of Parent or the Company.

         (f) Automobile Allowance. The Company shall provide Employee with an automobile allowance of $900 per month during the Term.

         (g) Office. During the Term, the Company shall at the Company's expense and at Executive's option, provide (i) an office which shall include an executive assistant of a similar salary and skill level as Executive's current assistant and shall include all office-related accoutrements, including a computer, mobile phone, telephone, facsimile machine and other office equipment, furniture and supplies or (ii) an allowance of $1,500 per month for Executive's rental of office space.

         (h) Association Dues. During the Term, the Company shall reimburse Executive, in an amount not to exceed $5,000 per annum, for dues and associated expenses related to Executive's membership and participation in professional organizations.

         4. Term.

         (a) Duration of Employment. Executive's employment hereunder shall be for a period of five (5) years, commencing on the date hereof (the "Term"); provided, however, that Executive's employment hereunder shall terminate prior to the expiration of the Term in the event that at any time during such Term:

                  (i) Executive dies;

                  (ii) Executive becomes Disabled (as hereinafter defined) and cannot perform the essential functions of Executive's position with or without reasonable accommodation as is consistent with the Americans with Disabilities Act and the Family and Medical Leave Act;

                  (iii) The Board of Directors of the Company elects to terminate this Agreement for "cause" and notifies Executive in writing of such election;

                  (iv) The Board of Directors of the Company elects to terminate this Agreement without "cause" and notifies Executive in writing of such election;

                  (v) Executive elects to terminate this Agreement for "good reason" and notifies the Company in writing of such election; or


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                  (vi) Executive elects to terminate this Agreement without
         "good reason" and notifies the Company in writing of such election.

         If this Agreement is terminated pursuant to clause (i), (ii), (iii) or
(v) of this Section 4(a), such termination shall be effective immediately. If this Agreement is terminated pursuant to clause (iv) or (vi) of this Section 4(a), such termination shall be effective thirty (30) days after delivery of the notice of termination.

         (b) "Cause" Defined. "Cause" means:

                  (i) Executive has breached the provisions of Section 5 or 7 of this Agreement in any material respect and has failed to cure such breach within thirty (30) days after receipt of written notice of default from the Company;

                  (ii) Executive has engaged in willful and material misconduct, including, without limitation, willful and material failure to perform Executive's duties as an officer or executive of the Company or Parent and has failed to cure such failure or misconduct within thirty (30) days after receipt of written notice of default from the Company;

                  (iii) Executive has committed fraud, misappropriation or embezzlement in connection with the Company's or Parent's business; or

                  (iv) Executive has been convicted or has pleaded nolo contendere to any act constituting a felony under the laws of any state or of the United States of America, or any crime involving moral turpitude that causes material harm to the Company or Parent.

         In the event that the Company terminates Executive's employment for "cause" pursuant to clause (iii) of Section 4(a) and Executive objects in writing to the Board of Directors' determination that there was proper "cause" for such termination within thirty (30) days after Executive is notified of such termination, the matter shall be resolved by arbitration in accordance with the provisions of Section 8(a). If Executive fails to object to any such determination of "cause" in writing within such thirty (30) day period, he shall be deemed to have waived his right to object to that determination. If such arbitration determines that there was not proper "cause" for termination, such termination shall be deemed to be a termination pursuant to clause (iv) of
Section 4(a), and Executive's sole remedy shall be to receive the wage continuation benefits contemplated by Section 4(f).

         (c) Effect of Termination. Notwithstanding any termination of this Agreement, Executive, in consideration of his employment hereunder to the date of such termination, shall remain bound by the provisions of this Agreement which specifically relate to periods, activities or obligations upon or subsequent to the termination of Executive's employment.


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         (d) "Disabled" Defined. As used in this Agreement, the term "Disabled"
means any mental or physical condition that renders Executive unable to perform the essential functions of his position, with or without reasonable accommodation, for a period in excess of 120 consecutive days or more than 180 days during any period of 365 calendar days.

         (e) Surrender of Records and Property. Upon termination of Executive's employment with the Company, Executive shall deliver promptly to the Company all records, manuals, books, blank forms, documents, letters, memoranda, notes, notebooks, reports, data, tables, calculations or copies thereof that relate in any way to the business, products, practices or techniques of the Company or any of its Affiliates (as hereinafter defined), and all other property, trade secrets and confidential information of the Company or any of its Affiliates, including, but not limited to, all documents that in whole or in part contain any trade secrets or confidential information of the Company or any of its Affiliates, which in any of these cases are in Executive's possession or under Executive's control.

         (f) Wage Continuation. If Executive's employment by the Company is terminated pursuant to clause (i), (ii), (iv) or (v) of Section 4(a), the Company shall continue to pay to Executive or his estate, as the case may be, his base salary then in effect (less any payments received by Executive from any disability income insurance policy provided to him by the Company) and shall continue to provide health insurance benefits for Executive, his spouse and dependents through the period the longer of (a) three (3) years from the date hereof, or (b) six (6) months from the date of termination of employment. If this Agreement is terminated pursuant to clause (iii) or (vi) of Section 4(a), Executive's right to base salary and all benefits shall immediately terminate, except as may otherwise be required by applicable law.

         (g) Termination of Benefits. All of Executive's rights to any other employee benefit hereunder (except as described above or pursuant to law) accruing after the termination of Executive's employment with the Company shall cease upon such termination. Upon termination of this Agreement for any reason whatsoever, Executive shall have the right to receive compensation at the rate of Executive's then applicable base salary for any accrued but unused vacation time and any and all benefits due Executive pursuant to Section 3(b) as of termination.

         (h) "Affiliate" Defined. As used in this Agreement, the term "Affiliate" of a person or entity means any person or entity controlled by, controlling or under common control with such person or entity, or any member of the immediate family, including parents, spouse, children or siblings, of such person.

         (i) "Good Reason" Defined. As used in this Agreement, the term "good reason" means (i) any involuntary reduction in base salary as contemplated by
Section 3(a) hereof; (ii) any nonconsensual material reduction in benefits as provided in Section 3(b) hereof; (iii) any involuntary material change in the title or duties of Executive; or (iv) any non-consensual required relocation of Executive's principal place of employment outside Denver and Jefferson Counties, Colorado.


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         5. Confidential Information. Except as permitted or directed by the
Company's Board of Directors, during the term of his employment or at any time thereafter, Executive shall not divulge, furnish or make accessible to anyone or use in any way (other than in the ordinary course of the business of the Company or any of its Affiliates) any confidential or secret knowledge or information of the Company or any of its Affiliates that Executive has acquired or become acquainted with or will acquire or become acquainted with prior to the termination of the period of his employment by the Company (including employment by the Company or any Affiliates of the Company prior to the date of this Agreement), whether developed by himself or by others, concerning any trade secrets, confidential or secret designs, processes, formulae, plans, devices or material (whether or not patented or patentable) directly or indirectly useful in any aspect of the business of the Company or any of its Affiliates, any customer or supplier lists of the Company or any of its Affiliates, any confidential or secret development or research work of the Company or any of its Affiliates, or any other confidential information or secret aspects of the business of the Company or any of its Affiliates. Executive acknowledges that the above-described knowledge or information constitutes a unique and valuable asset of the Company and represents a substantial investment of time and expense by the Company, and that any disclosure or other use of such knowledge or information other than for the sole benefit of the Company would be wrongful and would cause irreparable harm to the Company. Both during and after the term of his employment, Executive will refrain from any acts or omissions that would reduce the value of such knowledge or information to the Company or any of its Affiliates. The foregoing obligations of confidentiality shall not apply to any knowledge or information that is now published or which subsequently becomes generally publicly known in the form in which it was obtained from the Company or any of its Affiliates, other than as a direct or indirect result of the breach of this Agreement by Executive.

         6. Ventures. If, during the term of his employment, Executive is engaged in or associated with the planning or implementing of any project, program or venture involving the Company, or any of its Affiliates, and a third party or parties, all rights in such project, program or venture shall belong to the Company or its Affiliates, as applicable. Except as approved by the Company's Board of Directors, Executive shall not be entitled to any interest in such project, program or venture or to any commission, finder's fee or other compensation in connection therewith other than the compensation to be paid to Executive as provided in this Agreement. Executive shall have no interest, direct or indirect, in any vendor or customer of the Company or any of its Affiliates.

         7. Intellectual Property.

         (a) Disclosure and Assignment. Executive will promptly disclose in writing to the Company complete information concerning each and every invention, discovery, improvement, device, design, apparatus, practice, process, method or product, whether patentable or not, made, developed, perfected, devised, conceived or first reduced to practice by Executive, either solely or in collaboration with others, during the term of this Agreement, or within six (6) months thereafter, whether or not during regular working hours, relating either directly or indirectly to the business, products, practices or techniques of the Company or any of its Affiliates ("Developments"). Executive, to the


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extent that he has the legal right to do so, hereby acknowledges that any and all of the Developments are the property of the Company and hereby assigns and agrees to assign to the Company any and all of Executive's right, title and interest in and to any and all Developments. At the request of the Company, Executive will confer with the Company and its representatives for the purpose of disclosing all Developments to the Company as the Company shall reasonably request during the period ending one (1) year after termination of Executive's employment with the Company.

         (b) Future Developments. As to any future Developments made by Executive that relate to the business, products or practices of the Company, or any of its Affiliates, and that are first conceived or reduced to practice during the term of this Agreement, or within six (6) months thereafter, but which are claimed for any reason to belong to an entity or person other than the Company or any of its Affiliates, Executive will promptly disclose the same in writing to the Company and shall not disclose the same to others if the Company, within twenty (20) days thereafter, shall claim ownership of such Developments under the terms of this Agreement. If the Company makes no such claim, Executive hereby acknowledges that the Company has made no promise to receive and hold in confidence any such information disclosed by Executive.

         (c) Limitation on Sections 7(a) and 7(b). The provisions of Sections 7(a) and 7(b) shall not apply to any Development meeting the following conditions:

                  (i) such Development was developed entirely on Executive's own time;

                  (ii) such Development was made without the use of any equipment, supplies, facility or trade secret information of the Company or any of its Affiliates;

                  (iii) such Development does not relate (A) directly to the business of the Company or any of its Affiliates or (B) to the Company's, or any of its Affiliate's, actual or demonstrably anticipated research or development; and

                  (iv) such Development does not result from any work performed by Executive for the Company or any of its Affiliates.

         (d) Assistance of Executive. Upon request and without further compensation therefor, but at no expense to Executive, and whether during the term of this Agreement or thereafter, Executive will do all lawful acts, including but not limited to, the execution of papers and lawful oaths and the giving of testimony, that, in the opinion of the Company, may be necessary or desirable in obtaining, sustaining, reissuing, extending and enforcing United States and foreign patents, including but not limited to, design patents, on the Developments, and for perfecting, affirming and recording the Company's, or any of its Affiliate's, complete ownership and title thereto, and to cooperate otherwise in all proceedings and matters relating thereto.

         (e) Records. Executive will keep complete, accurate and authentic accounts, notes, data and records of the Developments in the manner and form requested by the


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Company. Such accounts, notes, data and records shall be the property of the
Company, and, upon its request, Executive will promptly surrender same to it or, if not previously surrendered upon its request or otherwise, Executive will surrender the same, and all copies thereof, to the Company upon the conclusion of his employment.

         (f) Obligations, Restrictions and Limitations. Executive understands that the Company, or its Affiliates, may enter into agreements or arrangements with agencies of the United States Government, and that the Company, or its Affiliates, as applicable, may be subject to laws and regulations which impose obligations, restrictions and limitations on it with respect to inventions and patents which may be acquired by it or which may be conceived or developed by employees, consultants or other agents rendering services to it. Executive shall be bound by all such obligations, restrictions and limitations applicable to any such invention conceived or developed by him during the term of this Agreement and shall take any and all further action which may be required to discharge such obligations and to comply with such restrictions and limitations.

         (g) Copyrightable Material. All right, title and interest in all copyrightable material that Executive shall conceive or originate, either individually or jointly with others, and which arise out of the performance of this Agreement, will be the property of the Company and are by this Agreement assigned to the Company along with ownership of any and all copyrights in the copyrightable material. Upon request and without further compensation therefor, but at no expense to Executive, and whether during the term of this Agreement or thereafter, Executive shall execute all papers and perform all other acts necessary to assist the Company to obtain and register copyrights on such materials in any and all countries. Where applicable, works of authorship created by Executive for the Company in performing his responsibilities under this Agreement shall be considered "works made for hire," as defined in the U.S. Copyright Act.

         (h) Know-How and Trade Secrets. All know-how and trade secret information conceived or originated by Executive that arises out of the performance of his obligations or responsibilities under this Agreement or any related material or information shall be the property of the Company, and all rights therein are by this Agreement assigned to the Company.

         8. Settlement of Disputes.

         (a) Arbitration. Except as provided in Section 8(c), any claims or disputes of any nature between the Company and Executive arising from or related to the performance, breach, termination, expiration, application or meaning of this Agreement or any matter relating to Executive's employment and the termination of that employment by the Company shall be resolved exclusively by arbitration in Denver, Colorado, in accordance with the Commercial Arbitration Rules then obtaining of the American Arbitration Association. In the event of submission of any dispute to arbitration, each party shall, not later than thirty (30) days prior to the date set for hearing, provide to the other party and to the arbitrator(s) a copy of all exhibits upon which the party intends to rely at the hearing and a list of all persons each party intends to call at the hearing. The fees of the arbitrator(s) and other costs incurred by Executive and the Company in


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connection with such arbitration shall be paid by the party who or which is unsuccessful in such arbitration.

         (b) Binding Effect. The decision of the arbitrator(s) shall be final and binding upon both parties. Judgment of the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

         (c) Resolution of Certain Claims-Injunctive Relief. Section 8(a) shall have no application to claims by the Company asserting a violation of Section 4(e), 5 or 7 or seeking to enforce, by injunction or otherwise, the terms of
Section 4(e), 5 or 7. Such claims may be maintained by the Company in a lawsuit subject to the terms of Section 8(d). Executive acknowledges that it would be difficult to fully compensate the Company for damages resulting from any breach by him of the provisions of this Agreement. Accordingly, Executive agrees that, in addition to, but not to the exclusion of any other available remedy, the Company shall have the right to enforce the provisions of Section 4(e), 5 or 7 by applying for and obtaining temporary and permanent restraining orders or injunctions from a court of competent jurisdiction without the necessity of filing a bond therefor, and without the necessity of proving actual damages, and the Company shall be entitled to recover from Executive its reasonable attorneys' fees and costs in enforcing the provisions of Section 4(e), 5 or 7.

         (d) Venue. Any action at law, suit in equity or judicial proceeding arising directly, indirectly, or otherwise in connection with, out of, related to or from this Agreement, or any provision hereof, shall be litigated only in the courts of the State of Colorado, County of Denver. Executive and the Company consent to the jurisdiction of such courts over the subject matter set forth in
Section 8(c). Executive waives any right Executive may have to transfer or change the venue of any litigation brought against Executive by the Company.

         9. Representations.

         (a) Executive's Representations. Executive hereby represents and warrants to the Company that (i) the execution, delivery and performance of this Agreement by Executive does not and will not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which Executive is a party or by which Executive is bound, (ii) Executive is not a party to or bound by any employment agreement, covenant not to compete or confidentiality agreement with any other person or entity, and
(iii) upon the execution and delivery of this Agreement by the Company, this Agreement shall be the valid and binding obligation of Executive, enforceable in accordance with its terms.


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         (b) Company's Representations. Company hereby represents and warrants to Executive that (i) the execution, delivery and performance of this Agreement by the Company does not and will not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment, or decree to which the Company is a party or by which the Company is bound, and (ii) upon the execution and delivery of this Agreement by Executive, this Agreement shall be the valid and binding obligation of the Company, enforceable in accordance with its terms.

         10. Miscellaneous.

         (a) Entire Agreement. This Agreement (including the exhibits, schedules and other documents referred to herein) contains the entire understanding between the parties hereto with respect to the subject matter hereof and supersedes any prior understandings, agreements or representations, written or oral, relating to the subject matter hereof and specifically supersedes and replaces the Existing Agreement.

         (b) Counterparts. This Agreement may be executed in separate counterparts, each of which will be an original and all of which taken together shall constitute one and the same agreement, and any party hereto may execute this Agreement by signing any such counterpart.

         (c) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable under any applicable law or rule, the validity, legality and enforceability of the other provision of this Agreement will not be affected or impaired thereby.

         (d) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives and, to the extent permitted by Section 10(e), successors and assigns.

         (e) Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable (including by operation of law) by either party without the prior written consent of the other party to this Agreement, except that the Company may, without the consent of Executive, assign its rights and obligations under this Agreement to any corporation, firm or other business entity with or into which the Company may merge or consolidate, or to which the Company may sell or transfer all or substantially all of its assets, or of which 50% or more of the equity investment and of the voting control is owned, directly or indirectly, by, or is under common ownership with, the Company. After any such assignment by the Company, the Company shall be discharged from all further liability hereunder and such assignee shall thereafter be deemed to be the Company for the purposes of all provisions of this Agreement including this Section 10.

         (f) Modification, Amendment, Waiver or Termination. No provision of this Agreement may be modified, amended, waived or terminated except by an instrument in writing signed by the parties to this Agreement. No course of dealing between the parties


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will modify, amend, waive or terminate any provision of this Agreement or any rights or obligations of any party under or by reason of this Agreement. No delay on the part of the Company in exercising any right hereunder shall operate as a waiver of such right. No waiver, express or implied, by the Company of any right or any breach by Executive shall constitute a waiver of any other right or breach by Executive.

         (g) Notices. All notices, consents, requests, instructions, approvals or other communications provided for herein shall be in writing and delivered by personal delivery, overnight courier, mail, electronic facsimile or e-mail addressed to the receiving party at the address set forth herein. All such communications shall be effective when received.

                  Notices to Executive:

                  Eric Pollock
                  c/o G&D Inc. d/b/a Star Guide Corporation
                  5000 Independence Street
                  Arvada, Colorado 80002
                  Fax:  (303) 421-7333

                  Notices to Company:

                  Medical Device Manufacturing, Inc.
                  c/o KRG Capital Partners, LLC
                  1515 Arapahoe Street
                  Tower One, Suite 1500
                  Denver, Colorado 80202
                  Attn:  Bruce L. Rogers & Steven D. Neumann
                  Fax:  (303) 390-5015

                  with a copy to:

                  Hogan & Hartson L.L.P.
                  1200 17th Street, Suite 1500
                  Denver, CO 80202
                  Attn:  Steven A. Cohen
                  Fax:  (303) 899-7333


         Any party may change the address set forth above by notice to each other party given as provided herein.

         (h) Headings. The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.


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         (i) Governing Law. All matters relating to the interpretation, construction, validity and enforcement of this agreement shall be governed by the internal laws of the State of Colorado, without giving effect to any choice of law provisions thereof.

         (j) Withholding Taxes. The Company may withhold from any benefits payable under this Agreement all federal, state, city or other taxes as shall be required pursuant to any law or governmental regulation or ruling.



                                   * * * * * *


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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth in the first paragraph.



                            MEDICAL DEVICE MANUFACTURING, INC.


                            By: /s/ BRUCE L. ROGERS
                               -------------------------------------
                                     Name:  Bruce L. Rogers
                                     Title:  Vice President


                            EXECUTIVE


                            By: /s/ ERIC POLLOCK
                               -------------------------------------
                                     Eric Pollock

                            ***************************************
                            MDMI HOLDINGS, INC. (FOR THE LIMITED
                            PURPOSE OF EFFECTING THE ASSIGNMENT OF
                            THE EXISTING AGREEMENT TO THE COMPANY)


                            By: /s/ BRUCE L. ROGERS
                               -------------------------------------
                                     Name:  Bruce L. Rogers
                                     Title:  Vice President



              [signature page to Eric Pollock Employment Agreement]


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